EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 13, 2009 relating to the financial statements which appears in U.S. Natural Nutrients and Minerals, Inc.’s Current Report on Form 8-K (Exhibit 99.1) for the year ended December 31, 2008.

/s/ Paritz & Co., P.A.

Hackensack, N.J.

February 19, 2010